EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	July 31, 2025	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
Chairman, Chief Executive Officer and President

Date:	July 31, 2025	By:	/s/ MARK R. KEATING
Mark R. Keating,
Executive Vice President and Interim Chief Financial Officer